UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12
America Service Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AMERICA SERVICE GROUP INC.
105 Westpark Drive
Suite 200
Brentwood, Tennessee 37027
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    To the Stockholders of America Service Group Inc.:
      The 2005 Annual Meeting of Stockholders of America Service Group Inc. will be held on Wednesday, June 15, 2005, at 10:00 a.m., local time, at 105 Westpark Drive, Suite 200, Brentwood, Tennessee, to consider and vote on the following proposals:

1. the election of seven directors for a term of one year;

2. such other matters as may properly come before the meeting or any adjournments thereof.
      All stockholders of record as of the close of business on April 27, 2005, the record date, are entitled to notice of, and to vote at, the annual meeting or any adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available during the ten day period preceding the meeting at our offices located in Brentwood, Tennessee. Your attention is directed to the proxy statement accompanying this notice.
      You are cordially invited to attend the annual meeting in person. Even if you plan to attend in person, please sign, date and return the enclosed proxy at your earliest convenience. You may revoke your proxy at any time prior to its use.

By Order of the Board of Directors,

/s/ Andrew L. Schwarcz

ANDREW L. SCHWARCZ
Secretary
Brentwood, Tennessee
April 29, 2005
      Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy by mail as promptly as possible to ensure the presence of a quorum for the meeting. To vote and submit your proxy, please complete, sign and date the enclosed proxy card and return it in the enclosed postage prepaid envelope. If you attend the meeting, you may, of course, revoke the proxy and vote in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

AMERICA SERVICE GROUP INC.
105 Westpark Drive
Suite 200
Brentwood, Tennessee 37027
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2005
      This proxy statement is furnished by and on behalf of our Board of Directors to the holders of shares of common stock, par value $.01 per share, of America Service Group Inc. (“ASG”) in connection with the solicitation of proxies for use at the 2005 Annual Meeting of Stockholders to be held on Wednesday, June 15, 2005, at 10:00 a.m., local time, at 105 Westpark Drive, Suite 200, Brentwood, Tennessee, and at any adjournments thereof. This proxy statement and accompanying form of proxy are first being sent to stockholders on or about May 11, 2005.
ABOUT THE MEETING
Why am I receiving this proxy statement and proxy card?
      You are receiving a proxy statement and proxy card because you own shares of ASG common stock. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.
      When you sign the proxy card, you appoint each of Mr. Michael Catalano and Mr. Andrew L. Schwarcz as your representatives at the meeting. Mr. Catalano and Mr. Schwarcz will vote your shares, as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change. If an issue comes up for vote at the meeting that is not on the proxy card, Mr. Catalano and Mr. Schwarcz will vote your shares, under your proxy, as recommended by the Board of Directors. If no recommendation is given, the proxies will vote your shares in accordance with their own discretion.
What is the purpose of the annual meeting?
      At the annual meeting, stockholders will elect seven directors to serve on our Board of Directors until the 2006 annual meeting. Stockholders will also act on any other matters that properly come before the meeting. We do not expect that any other matters will come before the meeting. No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.
Who is entitled to vote?
      Only stockholders of record at the close of business on April 27, 2005, which we refer to as the record date, are entitled to receive notice of the annual meeting and to vote at the meeting. Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon. At the close of business on the record date, 10,871,502 shares of our common stock were outstanding and entitled to vote at the meeting.
Who may attend the meeting?
      Only beneficial owners of common stock of record as of the record date may attend the meeting. Registration and seating will begin at 10:00 a.m. Each stockholder will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Parking is available at our offices.

      Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.
What constitutes a quorum?
      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting us to conduct the meeting. Proxies received but marked as “withhold authority to vote” or “abstain” will be included in the calculation of the number of shares considered to be present at the meeting. Broker non-votes (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will also be included in the calculation of the number of shares to be present at the meeting.
How do I vote?
      You may vote by mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted “For” each of the proposals described in this proxy statement.
      You may also vote in person at the meeting. Written ballots will be given to anyone who wants to vote at the meeting. If you hold your shares in “street name,” you will need to obtain a proxy from the broker or bank that holds your shares in order to vote at the meeting.
Can I change my vote after I return my proxy card?
      Yes. Even after you have submitted your proxy card, you can change your vote at any time before the proxy is exercised by (1) filing a notice of revocation with ASG’s corporate secretary, (2) submitting a duly executed proxy bearing a later date or (3) voting in person at the meeting. Attendance at the meeting will not by itself revoke a previously granted proxy.
Will my shares be voted if I do not sign and return my proxy card?
      If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by broker non-votes will, however, be counted in determining whether there is a quorum.
What are the Board’s recommendations?
      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote “For” the election of the seven named nominees for the Board of Directors (see Proposal One).
      With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board, or if no recommendation is given, in their own discretion.
What vote is required to approve each item?
      For the election of directors, the seven persons receiving the greatest number of affirmative votes cast at the annual meeting will be elected as directors. This number is called a “plurality.” Abstentions will have no effect on the outcome of the election of directors. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.
      For any other business that may properly come before the meeting, the affirmative vote of the holders of a majority of the shares present at the meeting in person or by proxy and entitled to vote on the item will be required for approval. Abstentions will not be voted although they will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions will have the effect of a negative vote.

Who will pay for this solicitation?
      We will bear the cost of this solicitation. In addition to solicitation by mail, some of our officers and employees may solicit proxies in person, by telephone or otherwise. Our officers and employees will not be paid any additional compensation for their solicitation efforts. We may also make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals at our expense.

PROPOSAL ONE: ELECTION OF DIRECTORS
INFORMATION AS TO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
Nominees
      Pursuant to the bylaws, the Board of Directors determines the size of the Board of Directors. The Board of Directors is currently set at seven directors. Based on the recommendation of the Nominating Committee, each of the seven directors listed below have been nominated by the Board of Directors for reelection to serve as directors until the 2006 Annual Meeting of Stockholders or until their successors are elected and qualified. Each nominee has consented to serve on the Board of Directors until the next annual meeting of stockholders or until his or her successor is duly elected and qualified. In 2004, the Board of Directors established a policy that any member of the Board of Directors shall not serve on the board of more than a total of six boards of publicly-traded companies and that the Chief Executive Officer shall not serve on the board of more than two other publicly-traded companies.
      If any of the nominees should be unable to serve for any reason, the Board of Directors may (1) designate a substitute nominee or nominees, in which case the persons named as proxies in the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees, (2) allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or (3) eliminate the vacancy.
      The Board of Directors recommends a vote “For” each nominee for director.

	Principal Occupation of Employment
Name and Age	(of ASG unless otherwise indicated)	Director Since

Michael Catalano, 53	Chairman of the Board of Directors since July 2000; President and Chief Executive Officer since September 1998; Executive Vice President of Development, General Counsel and Secretary from July 1996 to September 1998.	1998

William D. Eberle, 81	Chairman of the Board of Directors from March 1995 to August 1998; Chairman, Manchester Associates, L.P., an international consulting company, since 1995; of counsel to Kaye Scholer LLP, a law firm, since 1993; a director and member of the Compensation and Audit Committees of Ampco-Pittsburgh Corporation, an industrial manufacturing company.	1991

Burton C. Einspruch, M.D., 69	Practicing physician since 1966; Clinical Professor of Psychiatry at Southwestern Medical Center since 1997; director of Dallas National Bank, a banking institution, since 1996; Chairman, Holocaust Studies Advisory Committee at the University of Texas at Dallas, since 1993; Fellow of the American College of Psychiatrists.	2000

Michael E. Gallagher, 55	Partner and co-founder of Shamrock Investments, LLC, a healthcare advisory firm since 1987; various positions with American Medical International, a for-profit hospital chain, the most recent of which was Group Vice President, Director of Corporate Development, Financial Planning and Controls, from 1980 through 1986; Chairman, President and Chief Executive Officer of Health Net of California, a for-profit Health Maintenance Organization, from 1995 through 1996; and a director of Health Net of California since 1995.	2003

Carol R. Goldberg, 74	President, the AVCAR Group, Ltd., a management consulting firm, since 1989; a director and member of the Compensation Committee of Inverness Medical Innovations, Inc., a consumer medical device manufacturing company.	1991

	Principal Occupation of Employment
Name and Age	(of ASG unless otherwise indicated)	Director Since

Richard M. Mastaler, 59	Chairman and Chief Executive Officer of Managed Health Ventures, Inc., a healthcare consulting and investment company, since September 2002; Chairman and Chief Executive Officer of CCN Managed Care, Inc., a managed health care company, from August 1997 through September 2001; Executive Vice President — Mergers and Acquisitions and Product Development of Magellan Health Services, Inc., a managed behavioral health care company, from September 1996 through August 1997; President and Chief Executive Officer of Unilab Corporation, a clinical lab company, from 1994 through 1996; President and Chief Executive Officer of Preferred Health Network, a managed healthcare company, from 1988 through 1994.	1999

Richard D. Wright, 59	Vice Chairman of Operations from December 2001 through March 2005; partner of Health Projects, LLC, a healthcare consulting firm, from July 2001 through December 2001; Chairman of Silicon Medical, a business services provider with Internet-based commerce software serving the healthcare supply segment, from April 2001 through December 2001; Chairman, President and Chief Executive Officer of Covation LLC, a provider of software integration and data management services for health care providers and organizations, from October 1998 through January 2001.	1999
      Mr. Catalano, our Chairman, President and Chief Executive Officer, has entered into an employment agreement with us that requires, among other things, that the Board, during the term of such employment agreement, take all necessary steps to ensure that Mr. Catalano is slated as a management nominee to the Board of Directors. See “Executive Compensation — Employment Agreements.”
Committees and Meetings
      The Board of Directors held seven meetings during the year ended December 31, 2004. During 2004, each director attended more than 85% of all meetings of the Board of Directors and the committees on which he or she served. The Board of Directors has adopted a policy whereby directors are required to attend the annual meeting of stockholders. At the 2004 annual meeting of stockholders, six of seven members of the Board of Directors were present.
      Audit Committee. The Audit Committee, which currently consists of Messrs. Eberle, Gallagher, and Mastaler, held twelve meetings during 2004. Mr. Gallagher is the Chairperson of the Committee. The functions of the Audit Committee include:

•	recommending the appointment of our independent registered public accounting firm;

•	meeting periodically with our management and our independent registered public accounting firm on matters relating to the annual audit, internal controls, and accounting principles of our financial reporting; and

•	reviewing potential conflict of interest situations, where appropriate.
The Audit Committee has adopted a charter, a copy of which was attached to the proxy statement for our 2004 annual meeting of stockholders and is available on our website at www.asgr.com. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements prescribed by applicable law, the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing requirements of The Nasdaq Stock Market, Inc. (the “Nasdaq listing standards”). In addition, the Board of Directors has determined that each Audit Committee member meets the financial knowledge requirements under the Nasdaq listing standards, and that Mr. Gallagher qualifies as an “audit committee financial expert” under SEC rules and meets the Nasdaq professional experience requirements.

      Incentive Stock and Compensation Committee. The Incentive Stock and Compensation Committee, which currently consists of Ms. Goldberg, Mr. Gallagher and Mr. Mastaler, held three meetings during 2004. Ms. Goldberg is the Chairperson of the Committee. The Board of Directors has determined that each member of the Incentive Stock and Compensation Committee meets the independence requirements prescribed by all applicable laws, rules, regulations and standards, including but not limited to SEC rules and regulations and the Nasdaq listing standards. The functions of the Incentive Stock and Compensation Committee include:

•	monitoring compensation of all executive management;

•	reviewing and approving compensation of the Chief Executive Office and other executive officers;

•	offering advice and guidance concerning the compensation of other senior management; and

•	administering the America Service Group Inc. Amended and Restated Incentive Stock Plan (the “Amended and Restated Incentive Stock Plan”) and the America Service Group Inc. Amended and Restated 1999 Incentive Stock Plan (the “Amended and Restated 1999 Incentive Stock Plan”).
      Nominating Committee. The Nominating Committee consists of Mr. Eberle, Mr. Gallagher, Dr. Einspruch, Mr. Mastaler and Ms. Goldberg and held one meeting during 2004. Mr. Eberle is the Chairperson of the Committee. The Board of Directors has determined that each member of the Nominating Committee meets the independence requirements prescribed by the Nasdaq listing standards. The functions of the Nominating Committee include:

•	defining principles for the selection of candidates for board membership;

•	receiving nominations appropriately submitted by stockholders;

•	reviewing and processing to the Board candidates nominated for Board membership, including candidates nominated by stockholders;

•	timely assessing Board members to determine whether such members shall be proposed for re-election;

•	assisting in the evaluation of management and Board performance; and

•	reviewing proposals of the Chairman of the Board of Directors regarding director nomination.
The Nominating Committee has adopted a charter which is available on our website at www.asgr.com.
      Ethics and Quality Assurance Committee. The Ethics and Quality Assurance Committee consists of Dr. Einspruch and Mr. Wright. The committee held two meetings during 2004. The Chairman of the Committee is Dr. Einspruch. The function of the Ethics and Quality Assurance Committee includes:

•	reviewing our annual Quality Assurance Plan;

•	evaluating our professional credentials program; and

•	receiving reports on compliance issues and our Policy on Business Ethics.
Director Independence
      In December 2004, the Board of Directors reviewed and analyzed the independence of each director under the requirements of all applicable laws, rules, regulations and standards, including but not limited to SEC rules and regulations and the Nasdaq listing standards. The purpose of the review was to determine whether any particular relationships or transactions involving directors or their affiliates or immediate family members were inconsistent with a determination that the director is independent for purposes of serving on the Board of Directors and its committees. During this review, the Board of Directors noted no transactions in which any director, executive officer, any holder of five percent or more of the our common stock, or any other member of their immediate family had a material direct or indirect interest reportable under applicable Securities and Exchange Commission rules.
      As a result of this review, the Board of Directors affirmatively determined that all directors are independent for purposes of serving on the Board of Directors, except for Mr. Catalano and Mr. Wright. The Board of Directors has further determined that all members of the Audit Committee, Incentive Stock and Compensation Committee and Nominating Committee are independent. Mr. Catalano and Mr. Wright are not considered independent because they are either current employees or have been employed by us within the last two years. The independent directors met separately, in executive sessions, four times during 2004.

Selection of Director Nominees
      The Nominating Committee’s process for selecting nominees begins with an evaluation of the performance of incumbent directors and a determination of whether our Board of Directors or its committees have specific unfulfilled needs. The Nominating Committee then considers nominees identified by the Committee, other directors, our executive officers and stockholders, and in the future the Committee may engage a third party search firm to assist in identifying candidates. This consideration includes determining whether a candidate qualifies as “independent” under the various standards applicable to the Board and its committees. The Nominating Committee then selects nominees to recommend to our Board of Directors, which considers and makes the final selection of director nominees and directors to serve on its committees.
      In assessing candidates for Board membership the Nominating Committee considers, among other factors, the candidates’ knowledge and experience within the healthcare and corrections industries, multi-facility organizations, business and finance. Currently, the Nominating Committee does not engage any third parties to identify nominees.
      The Nominating Committee receives nominations appropriately submitted by stockholders. The Nominative Committee considers the factors above in assessing any nomination submitted by the stockholders. The Nominating Committee has adopted formal procedures for the submission of stockholders’ recommendations for nominees for Board membership as follows:

•	The Nominating Committee will consider candidates proposed by a stockholder or a group of stockholders who individually or in the aggregate, beneficially owned more than 5% of our stock for a period of at least one year prior to the time of making such nomination. Consideration will also be given to other candidates as the Nominating Committee may deem appropriate to consider.

•	Any such stockholder nomination must be made at least 120 days before the anniversary of the mailing of the previous year’s proxy materials.

•	The stockholder sponsored nomination must be accompanied by an affidavit attaching proof of stock ownership including the amount of shares owned and duration of that ownership.

•	The stockholder sponsored candidate’s resume or curriculum vitae must be attached to the proposed nomination along with a consent by such candidate to submit his or her name for consideration and consent to disclosure (or withholding of consent to disclose) of the identity of the candidate if he or she is not nominated by the nominating committee. The stockholder nominating the candidate should also state whether he or they will consent to disclose (or withhold consent to disclose) the identity of the shareholder making the submission of the candidate.
      Such recommendations may be made by submitting the names and other pertinent information in writing to: Chairman of the Nominating Committee, America Service Group Inc., 105 Westpark Drive, Suite 200, Brentwood, Tennessee 37207. Any such submissions for the 2006 annual meeting must be received by the Nominating Committee no later than December 29, 2005. The Nominating Committee does not intend to alter the manner in which it evaluates nominees based on whether or not the nominee was recommended by a stockholder or not.
      As of December 31, 2004, the Nominating Committee had not received a recommended nominee in connection with the 2005 annual meeting from any stockholder or group of stockholders that beneficially owned more than 5% of our common stock for at least one year as of the date of the recommendation.
Compensation of Directors
      Base Compensation. During 2004, we paid each non-employee director an annual retainer of $20,000 for serving on the Board and an additional $1,000 per Board meeting. Audit Committee members were compensated an additional $1,000 per Audit Committee meeting and Mr. Einspruch was compensated an additional $1,000 per Ethics and Quality Assurance Committee meeting. Effective June 16, 2004 Mr. Gallagher and Ms. Goldberg each receive annual compensation of $5,000 for serving as the Audit Committee Chair and the Incentive Stock and Compensation Committee Chair, respectively. As the approval occurred on June 16, 2004, the annual retainer was pro-rated thereby Mr. Gallagher and Ms. Goldberg received $2,713 of the total annual retainer during 2004. Directors who are also our employees receive no additional compensation for attending Board or committee meetings. In addition, each non-employee director was reimbursed for out-of-pocket expenses incurred in attending Board of Directors’ meetings and committee meetings.
      Options. During 2004, we granted Mr. Gallagher options to purchase 22,500 shares of our common stock at an exercise price of $23.306 per share for becoming a director. Such options will vest with respect to 25% of the shares covered thereby on each successive anniversary of the date of grant. Under the terms of the Amended and Restated Incentive Stock Plan, any person who is not an employee or independent contractor that works for us and who becomes a director will receive an option to purchase 22,500 shares of common stock at an exercise price equal to the fair market value of the common stock on the date such person becomes a director. Options granted to non-employee directors will vest with respect to 25% of the shares covered thereby on each successive anniversary of the date of grant.
      Restricted Stock. During 2004, we issued each non-employee director 1,500 shares of restricted stock.
Executive Officers
      Our executive officers are Mr. Michael Catalano, President and Chief Executive Officer; Mr. Michael W. Taylor, Senior Vice President and Chief Financial Officer; Mr. Lawrence H. Pomeroy, Senior Vice President and Chief Development Officer; and Mr. Trey Hartman, Executive Vice President and President of Prison Health Services. Mr. Richard D. Wright resigned from his position as Vice Chairman of Operations, effective March 31, 2005, and returned to his role as a non-management member of our Board of Directors. Mr. Wright will be providing consulting services to the Company on an as needed basis. Information regarding Mr. Catalano and Mr. Wright is set forth above under “Information as to Directors, Nominees and Executive Officers — Nominees.” Certain information with respect to Mr. Taylor, Mr. Pomeroy and Mr. Hartman is set forth below.

Principal Occupation of Employment
Name and Age	(of ASG unless otherwise indicated)

Michael W. Taylor, 39	Senior Vice President and Chief Financial Officer since November 2001; Vice President, Chief Financial Officer and Treasurer for Mid-State Automotive Distributors, Inc., an automotive parts distributor, from January 1998 through October 2001; Director of Finance for Mid-State PLC, a United Kingdom holding company, from October 1994 through October 2001.

Lawrence H. Pomeroy, 51	Senior Vice President and Chief Development Officer since February 2003; Senior Vice President of Marketing of Prison Health Services since April 1998.

Trey Hartman, 41	Executive Vice President and President of Prison Health Services since April 2005; Executive Vice President and Chief Operating Officer of Prison Health Services since October 2004; Executive Vice President, Group Vice President of Prison Health Services and Chief Executive Officer of Secure Pharmacy Plus, LLC since February 2002; Executive Vice President and Chief Executive Officer of Secure Pharmacy Plus, LLC since September 2000; President and Chief Executive Officer, Stadtlanders, Inc., a pharmaceutical distributor, from September 1998 to September 2000.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS
      Set forth below is information with respect to beneficial ownership of our common stock, par value $.01 per share, as of April 27, 2005 by each director, our named executive officers (i.e., our Chief Executive Officer and the four other most highly compensated executive officers) and all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and dispositive power with respect to the shares indicated as beneficially owned by such person. All share amounts reflect a three-for-two split of our common stock effective October 29, 2004.

	Shares Beneficially
Name	Owned(1)	Percentage of Class(2)

Directors and Executive Officers:
Michael Catalano	75,545	*
William D. Eberle(3)	98,196	*
Burton C. Einspruch, M.D.	52,800	*
Michael E. Gallagher	7,125	*
Carol R. Goldberg	74,286	*
Richard M. Mastaler	10,500	*
Richard D. Wright	108,153	*
Michael W. Taylor	44,052	*
Lawrence H. Pomeroy	97,228	*
Trey Hartman	16,617	*
All directors and executive officers as a group (10 persons)	584,502	5.14%

*	Less than 1%
(1)	Includes the following shares subject to options exercisable presently or within 60 days: Mr. Catalano, 53,923 shares; Mr. Eberle, 62,839 shares; Dr. Einspruch, 51,300 shares; Mr. Gallagher, 5,625; Ms. Goldberg, 68,839 shares; Mr. Mastaler, 9,000 shares; Mr. Wright, 99,000 shares; Mr. Taylor, 40,302; Mr. Pomeroy, 96,005 shares; Mr. Hartman, 16,000 shares and all directors and executive officers as a group, 502,833 shares.
(2)	Based on 10,871,502 shares of common stock outstanding on April 27, 2005.
(3)	Included 35,357 shares designated as collateral to secure a loan provided by Merrill Lynch to Mr. Eberle.

PRINCIPAL STOCKHOLDERS
      The following table sets forth certain information with respect to the beneficial ownership of our common stock, par value $.01 per share, as of April 27, 2005, by each stockholder who was known by us to own beneficially more than 5% of our common stock as of such date, based on information furnished to us and filed with the Securities and Exchange Commission (the “SEC”). Except as otherwise indicated, each stockholder has sole voting and dispositive power with respect to the shares indicated as beneficially owned by such stockholder. All share amounts reflect a three-for-two split of our common stock effective October 29, 2004.

	Shares
	Beneficially		Percentage
Name and Address	Owned		of Class(1)

Provident Investment Counsel, Inc.
300 North Lake Avenue,
Pasadena, CA 91101	916,757	(2)	8.4%
A group comprised of Mark E. Brady,
Robert J. Suttman, Ronald L. Eubel,
William E. Hazel, Bernard J. Holtgreive and
Eubel Brady & Suttman Asset Management, Inc.
7777 Washington Village Drive, Suite 210
Dayton, OH 45459	676,255	(3)	6.2
Cook Michael W. Asset Management
5170 Sanderlin Avenue, Suite 200
Memphis, TN 38117	670,654	(4)	6.2
Friess Associates LLC
115 E. Snow King
Jackson, WY 83001	580,150	(5)	5.3

(1)	Based on 10,871,502 shares of common stock outstanding on April 27, 2005.

(2)	Based on Amendment No. 2 to a Schedule 13G filed with the SEC on January 11, 2005. According to such amendment, Provident Investment Counsel, Inc. may be deemed to beneficially own without any voting power 54,800 shares of the common stock listed above.

(3)	Based on Amendment No. 6 to a Schedule 13G filed with the SEC on February 14, 2005. According to such amendment, Eubel Brady & Suttman Asset Management, Inc. (“EBS”) may be deemed to beneficially own with shared voting and dispositive power 640,953 shares of common stock, Messrs. Eubel, Brady, Suttman, Hazel and Holtgreive may, as a result of their ownership in and positions with EBS and other affiliated entities, be deemed to indirectly beneficially own with shared voting and dispositive power 675,955 shares which are held by EBS and one affiliated entity. Mr. Eubel is the beneficial owner and has sole voting and dispositive power of an additional 300 shares of common stock.

(4)	Based on a Schedule 13F-HR filed with the SEC on February 14, 2005. According to such schedule, Cook Michael W. Asset Management may be deemed to beneficially own with sole voting and dispositive power 670,654 shares of common stock listed above.

(5)	Based on information provided by the stockholder on April 28, 2005. According to such information, Friess Associates LLC may be deemed to beneficially own with sole voting and dispositive power 580,150 shares of common stock listed above.

PERFORMANCE GRAPH
      The following graph sets forth the total return on a $100 investment in each of (1) our common stock, (2) the Wilshire 5000 Index and (3) the NASDAQ Health Care Services Index, from December 31, 1999 through December 31, 2004, assuming reinvestment of dividends.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG AMERICA SERVICE GROUP INC., THE WILSHIRE 5000 INDEX
AND THE NASDAQ HEALTHCARE SERVICES INDEX

	12/99	12/00	12/01	12/02	12/03	12/04

America Service Group Inc.	$100.00	$173.33	$50.87	$112.67	$205.89	$267.70

Wilshire 5000 Index	100.00	89.13	79.35	62.80	82.67	92.98

Nasdaq Health Care Services Index	100.00	78.33	83.23	75.37	95.63	112.45

      This stock performance graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION
Report of the Incentive Stock and Compensation Committee
      Compensation Governance. The Incentive Stock and Compensation Committee (the “Committee”) of the Board of Directors is responsible for, among other things, making recommendations on executive compensation, administering the Amended and Restated Incentive Stock Plan and the Amended and Restated 1999 Incentive Stock Plan and reviewing our compensation policies.
      Compensation Philosophy. The Committee believes that the primary objectives of our executive compensation policies should be:

•	to attract, motivate and retain executives critical to the Company’s long-term success and the creation of shareholder value;

•	to provide appropriate incentives for executives to work toward the achievement of our short and long-term financial and strategic objectives and to the performance of the common stock; and

•	to more closely align the interests of executives with those of shareholders and the long-term interests of our Company by providing long-term incentive compensation in the form of stock options or other equity-based long-term incentive compensation.
      The Committee believes that our executive compensation policies should be reviewed annually in light of our financial performance, our annual budget and our position within the industry, as well as the compensation policies of similar companies within the industry. The compensation of individual executives should then be reviewed annually by the Committee in light of its executive compensation policies for that year.
      In reviewing the comparability of our executive compensation policies, the Committee reviews executive compensation for other comparable companies and retains independent consultants from time to time to assist in our assessment of our executive compensation. As part of its review, the Committee considers compensation data for companies that represent direct competitors for executive talent. The data, which is developed by our independent compensation consultants, includes information from healthcare companies within our peer group used in the stock-price performance graph included in this proxy statement and other healthcare companies, including some for which public information is not available.
      In setting and reviewing executive compensation, the Committee believes that, in addition to corporate performance, it is appropriate to consider the level of experience and responsibilities of each executive, as well as the personal contributions a particular individual may make to the success of the corporate enterprise. Such qualitative factors as leadership skills, analytical skills, and organizational development are taken into account in considering levels of compensation.
      Base Salary. Base compensation for our named executive officers is established by the terms of employment agreements between the Company and the executive. These agreements provide for a minimum base salary and such additional compensation as may be determined by the Committee. Base salary is reviewed at least annually and adjusted based on changes in competitive pay levels, the executive’s performance as measured against individual, business group, and company-wide goals, as well as changes in the executive’s role. In 2004, the Committee awarded increases in the annual base compensation for executive officers, excluding the chief executive officer, ranging from 2% to 15% of their annual base compensation.
      Annual Incentive Bonus. Pursuant to our 2004 Incentive Compensation Plan, the Committee established ranges for the executive bonus pool based upon performance goals for earnings, as defined, during the calendar year. The bonus pool was to have been funded by 50% of earnings generated in excess of the established goals. Our executive officers were entitled to earn up to 100% of their annual base salary to the extent that we exceeded all goals established for 2004. We did not exceed our performance goals for 2004; and, therefore, no executive officers were paid bonuses in 2004.
      Stock Options. Stock options are the principal vehicle for payment of long-term compensation. The Compensation Committee considers that an integral part of our executive compensation program is equity-

based compensation plans which align executives’ long-range interests with those of the shareholders. This long-term incentive program is principally reflected in the Amended and Restated Incentive Stock Plan and the Amended and Restated 1999 Incentive Stock Plan.
      The Committee believes that long-term incentive compensation should be structured so as to closely align the interests of the executives with the interests of our shareholders and, in particular, to provide only limited value in the event that our stock price fails to increase over time. The stock options are granted in part to reward the senior executives for their long-term strategic management of our Company, and to motivate the executives to improve shareholder value. We do not make annual stock option or other stock benefit grants to all executives. Rather, the Committee determines each year which, if any, executives will receive benefits, based on individual performance and each executive’s existing stock option position. During 2004, we granted options to purchase common stock with an exercise price of $23.306 per share to the following executive officers in the following amounts: Michael Catalano, 141,000; Richard D. Wright, 103,500; Michael W. Taylor, 43,500; Lawrence H. Pomeroy, 43,500; and Trey Hartman, 16,500. We also granted each executive officer options to purchase 1,500 shares of common stock with an exercise price of $23.310 per share. In addition, we granted Trey Hartman options to purchase 22,500 shares of common stock at an exercise price of $24.666 per share.
      Compensation of President and Chief Executive Officer. Michael Catalano has served as President and Chief Executive Officer since September 1, 1998. Mr. Catalano’s compensation was determined pursuant to the terms of his employment agreement, the terms of which were approved by the Committee and the Board during 1998. Mr. Catalano’s base salary was last adjusted in January 2004 and no adjustment has been made since that date. In 2004, Mr. Catalano received base salary of $496,349; he did not receive a bonus for performance in 2004 because ASG did not exceed the performance goals established by the Committee for 2004.

Respectfully submitted by
The Incentive Stock and
Compensation Committee

CAROL R. GOLDBERG, Chair
MICHAEL E. GALLAGHER
RICHARD M. MASTALER
      This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

Summary Compensation Table
      The following table sets forth information concerning the compensation of our Chief Executive Officer and our four most highly compensated executive officers other than the Chief Executive Officer (the “named executive officers”) for each of the years 2002 through 2004.

				Long-Term
				Compensation
		Annual Compensation
				Securities Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options(1)	Compensation(2)

Michael Catalano	2004	$496,349	$—	142,500	$1,224
Chairman of the Board, President	2003	474,779	19,108	—	1,148
and Chief Executive Officer	2002	480,340	—	—	1,148
Richard D. Wright(3)	2004	$313,941	$—	105,000	$1,356
Vice Chairman of Operations	2003	254,039	10,856	—	1,062
	2002	248,948	—	—	1,053
Michael W. Taylor	2004	$238,077	$—	45,000	$202
Senior Vice President and	2003	218,462	9,021	—	183
Chief Financial Officer	2002	200,000	—	—	163
Lawrence H. Pomeroy	2004	$228,085	$—	45,000	$489
Senior Vice President and	2003	212,362	8,816	—	451
Chief Development Officer	2002	180,703	—	—	235
Trey Hartman(4)	2004	$232,867	$—	40,500	$217
Executive Vice President and	2003	215,000	8,816	15,000	198
President of PHS	2002	200,000	—	—	160

(1)	The number of shares subject to stock options granted has been adjusted to reflect a three-for-two split of our common stock effective October 29, 2004. Additional information related to the 2004 option grants is presented in the table below.

(2)	“All Other Compensation” consists of amounts paid by us for term life insurance coverage for the named executive officer.

(3)	On January 28, 2005, we announced that Mr. Wright resigned from his management position as Vice Chairman of Operations, effective March 31, 2005, and returned to his role as a non-management member of our board of directors. Mr. Wright will be providing consulting services to the Company on an as needed basis.

(4)	Mr. Hartman became Executive Vice President and President of Prison Health Services effective March 31, 2005.

Stock Option Grants and Values in 2004
      The following table sets forth certain information with respect to the grant of stock options during the year ended December 31, 2004 to each of our named executive officers. Each option included in the following table has an exercise price per share equal to the fair market value per share of our common stock on the date of grant.

	Individual Grants in 2004

	Number of
	Securities	% of Total
	Underlying	Options			Estimate of
	Options	Granted to	Exercise Price	Expiration	Grant Date Fair
Name	Granted(1)	Employees	per Share	Date	Value

Michael Catalano	141,000	20.1%	$23.306	6/16/2014	$3,087,900	(3)
	1,500	0.2	23.310	6/16/2014	32,850	(3)
Richard D. Wright(2)	103,500	14.7	23.306	6/16/2014	2,266,650	(3)
	1,500	0.2	23.310	6/16/2014	32,850	(3)
Michael W. Taylor	43,500	6.2	23.306	6/16/2014	952,650	(3)
	1,500	0.2	23.310	6/16/2014	32,850	(3)
Lawrence H. Pomeroy	43,500	6.2	23.306	6/16/2014	952,650	(3)
	1,500	0.2	23.310	6/16/2014	32,850	(3)
Trey Hartman	16,500	2.4	23.306	6/16/2014	361,350	(3)
	1,500	0.2	23.310	6/16/2014	32,850	(3)
	22,500	3.2	24.666	9/22/2014	521,100	(4)

(l)	Represents options to purchase shares of common stock, which vest in three equal annual installments beginning on the first anniversary of the date of grant. The number of shares subject to stock options granted has been adjusted to reflect a three-for-two split of our common stock effective October 29, 2004.

(2)	On January 28, 2005, we announced that Mr. Wright resigned from his management position as Vice Chairman of Operations, effective March 31, 2005, and returned to his role as a non-management member of our board of directors. As a result, Mr. Wright’s 2004 option grants did not vest and therefore were cancelled effective March 31, 2005.

(3)	These estimated values are based on a Black-Scholes option pricing model in accordance with Securities and Exchange Commission rules. We used the following assumptions in estimating these values: expected option term, 4 years; risk-free interest rate, 3.25%; expected volatility, 84.4%; and expected divided yield, 0%.

(4)	This estimated value is based on a Black-Scholes option pricing model in accordance with Securities and Exchange Commission rules. We used the following assumptions in estimating this value: expected option term, 4 years; risk-free interest rate, 3.10%; expected volatility, 84.5%; and expected divided yield, 0%.

Aggregated Option Exercises in 2004 and Fiscal Year-End Option Values
      The following table sets forth certain information with respect to the exercise of stock options during the year ended December 31, 2004 and the shares of common stock represented by outstanding options held by each of our named executive officers as of December 31, 2004. The number of shares to be acquired upon exercise and the number of shares underlying unexercised options have been adjusted to reflect a three-for-two split of our common stock effective October 29, 2004. Each option included in the following table has an exercise price per share equal to the fair market value per share of our common stock on the date of grant.

			Number of Securities		Value of Unexercised In-the-
			Underlying Unexercised		Money Options at Fiscal
	Shares		Options at Fiscal Year-End		Year-End(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael Catalano	—	$—	6,423	142,500	$71,938	$493,614
Richard D. Wright	47,408	699,736	99,000	—	2,130,336	—
Michael W. Taylor	—	—	25,302	45,000	623,843	155,874
Lawrence H. Pomeroy	20,250	310,744	81,006	45,000	1,451,615	155,874
Trey Hartman	13,923	129,067	5,000	50,499	78,052	265,774

(l)	Option values are calculated as the difference between the fair market value of the common stock ($26.77 per share as reported on the Nasdaq National Market on December 31, 2004), and the respective exercise prices of the stock options, multiplied by the number of shares subject to the options as adjusted for the three-for-two split of our common stock effective October 29, 2004.
Employment Agreements
      On September 1, 1998, we entered into an amended and restated employment agreement with Michael Catalano pursuant to which Mr. Catalano would serve as President and Chief Executive Officer. Mr. Catalano’s employment agreement establishes a minimum annual base salary of $190,000 and such additional compensation as may be determined by the Incentive Stock and Compensation Committee from time to time. Upon termination without cause or a change in control, all unexercised stock options granted to Mr. Catalano under our Amended Incentive Stock Plan will accelerate and immediately vest. Also, in the event of termination as a result of death or disability, termination without cause or termination following a change in control, Mr. Catalano, or his estate, is entitled to two-year’s compensation plus an amount equal to the incentive compensation that Mr. Catalano could have earned in the year of termination, not to be less than 45% of Mr. Catalano’s annual base salary on the date of termination. Mr. Catalano is subject to a non-competition agreement following termination. Mr. Catalano’s employment agreement provides for perpetual employment until terminated by appropriate written notice by either party and requires that the Board of Directors shall take all necessary actions to ensure that Mr. Catalano is slated as a management nominee to the Board during his employment.
      On October 15, 2001, we entered into an employment agreement with Michael W. Taylor pursuant to which he was appointed Senior Vice President and Chief Financial Officer. Mr. Taylor’s employment agreement establishes a minimum annual salary of $200,000 and such additional compensation as may be determined by the Incentive Stock and Compensation Committee from time to time. Mr. Taylor’s employment agreement provides for perpetual employment until terminated by either party upon thirty days notice. Upon a termination without cause or a change in control, all unexercised stock options issued to Mr. Taylor under our Amended Incentive Stock Plan shall accelerate and immediately vest. Also, in the event of termination as a result of death or disability, termination without cause or termination following a change in control, Mr. Taylor, or his estate, is entitled to continue to receive his base salary for one year following such termination date, plus any bonuses, incentive compensation, or other payments due which, pursuant to the terms of any compensation or benefit plan have been earned or vested as of the termination date. Mr. Taylor is subject to a non-competition agreement following termination.

      On January 11, 2004, we entered into an employment agreement with Richard D. Wright pursuant to which he was appointed Vice Chairman of Operations. Mr. Wright’s employment agreement established a minimum annual salary of $305,318 and such additional compensation as might be determined by the Incentive Stock and Compensations Committee from time to time. Mr. Wright’s employment agreement provided for perpetual employment until terminated by either party upon thirty days notice. Effective March 31, 2005, Mr. Wright resigned from his management position as Vice Chairman of Operations and returned to his role as a non-management member of our board of directors. Mr. Wright is subject to a non-competition agreement following termination.
      On March 24, 1998, we entered into an employment agreement with Lawrence H. Pomeroy pursuant to which he was appointed Senior Vice President responsible for sales and marketing of Prison Health Services. Mr. Pomeroy’s employment agreement establishes a minimum annual salary of $160,000 and such additional compensation as may be determined by the Incentive Stock and Compensation Committee from time to time. This Agreement was not amended when Mr. Pomeroy assumed the additional duties of Chief Development Officer. Mr. Pomeroy’s employment agreement provides for perpetual employment until terminated by either party upon thirty days notice. Upon termination without cause or a change in control, all unexercised stock options granted to Mr. Pomeroy under our Amended Incentive Stock Plan will accelerate and immediately vest. Also, in the event of termination as a result of death or disability, termination without cause or termination following a change in control, Mr. Pomeroy, or his estate, is entitled to one-year’s compensation, plus any bonuses, incentive compensation, or other payments due which pursuant to the terms of any compensation or benefit plan have been earned or vested as of the termination date. Mr. Pomeroy is subject to a non-competition agreement following termination.
      On September 20, 2000, we entered into an employment agreement with Trey Hartman pursuant to which he was appointed Executive Vice President and President and CEO of Secure Pharmacy Plus, LLC. Mr. Hartman’s employment agreement establishes a minimum annual salary of $185,000 and such additional compensation as may be determined by the Incentive Stock and Compensation Committee from time to time. This Agreement was not amended when Mr. Hartman assumed additional duties of President and Chief Operating Officer of Prison Health Services. Mr. Hartman’s employment agreement provides for perpetual employment until terminated by either party upon thirty days notice. Upon termination without cause or a change in control, all unexercised stock options granted to Mr. Hartman under our Amended and Restated Incentive Stock Plan or Amended and Restated 1999 Incentive Stock Plan shall accelerate and shall vest immediately. Also, in the event of termination as a result of death or disability, termination without cause or termination following a change in control, Mr. Hartman, or his estate, is entitled to one-year’s compensation plus any bonuses, incentive compensation or other payments due which, pursuant to the terms of any compensation or benefit plan, have been earned or vested. Mr. Hartman is subject to a non-competition agreement following termination.
Incentive Stock and Compensation Committee Interlocks and Insider Participation
      During the last fiscal year, Ms. Goldberg, Mr. Gallagher and Mr. Mastaler served on the Incentive Stock and Compensation Committee. None of the members of the Incentive Stock and Compensation Committee at any time during the last fiscal year or any prior year served as an officer of, or was employed by, us. Furthermore, none of our executive officers has served or currently serves as a director or member of the compensation committee of any other company of which any member of our Board or Incentive Stock and Compensation Committee is an executive officer.

Equity Compensation Plan Information
      The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2004, including the Amended and Restated Incentive Stock Plan and the Amended and Restated 1999 Incentive Stock Plan.

			Number of Securities
	Number of Securities to	Weighted-Average	Remaining Available
	be Issued Upon Exercise	Exercise Price of	for Future Issuance
	of Outstanding Options,	Outstanding Options,	Under Equity
Plan Category	Warrants and Rights	Warrants and Rights	Compensation Plans

Equity compensation plans approved by security holders(1)	1,132,890	$18.44	609,423
Equity compensation plans not approved by security holders(2)	130,500	5.08	0

Total	1,263,390	17.06	609,423

(1)	Includes the Amended and Restated Incentive Stock Plan and the Amended and Restated 1999 Incentive Stock Plan.

(2)	Represents options to purchase shares of our common stock granted to certain members of executive management in 1998 and 2001. These options are not included in either of the plans referenced above in note (1). The exercise price of these options equals the fair market value of our common stock at the date of grant. The options expire ten years from the date of grant.

CERTAIN TRANSACTIONS
      We had no transactions in which any director, executive officer, any holder of five percent or more of the our common stock, or any other member of their immediate family had a material direct or indirect interest reportable under applicable Securities and Exchange Commission rules.

REPORT OF THE AUDIT COMMITTEE
      Our Audit Committee is responsible for, among other things, hiring the independent registered public accounting firm and, reviewing with Ernst & Young LLP (“E&Y”), our independent registered public accounting firm, the scope and results of their audit engagement. In connection with the fiscal 2004 audit, the Audit Committee has:

•	reviewed and discussed with management our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004;

•	discussed with E&Y the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended;

•	reviewed and discussed with management our report on internal control over financial reporting included in our Annual Report on Form 10-K for the year ended December 31, 2004;

•	considered whether the provision of non-audit services by E&Y is compatible with maintaining the independent registered public accounting firm’s independence; and

•	received from and discussed with E&Y the communications from E&Y required by Independence Standards Board Standard No. 1 regarding E&Y’s independence.
      Based on the review and the discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC.
      The Audit Committee has adopted a charter, a copy of which was attached to the proxy statement for our 2004 annual meeting of stockholders and is available on our website at www.asgr.com. The members of the Audit Committee have been determined to be independent in accordance with the requirements of The Nasdaq Stock Market, Inc. and the SEC. The Board of Directors has determined that each Audit Committee member meets the financial knowledge requirements under the Nasdaq listing standards, qualifies as an “audit committee financial expert” under SEC rules and meets the Nasdaq professional experience requirements.

The Audit Committee

MICHAEL E. GALLAGHER, Chair
WILLIAM D. EBERLE
RICHARD M. MASTALER
      This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee retained E&Y to serve as our independent registered public accounting firm with respect to the audit of our financial statements for the years ended December 31, 2004, 2003 and 2002. Although the Audit Committee anticipates that it will retain E&Y to audit our financial statements for the year ended December 31, 2005, we reserve the right to undertake a normal bidding process in relation to our engagement of our independent registered public accounting firm. A representative of E&Y will be present at the 2005 annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.
Audit Fees
      Fees for audit services provided by E&Y totaled $686,500 during 2004. Fees totaling $364,500 represent fees associated with the audit of our 2004 consolidated financial statements, reviews of our 2004 quarterly financial statements and assistance with filing a registration statement with the SEC. Fees totaling $322,000 represent fees associated with the audit of our 2004 assessment of our internal control over financial reporting.
      Fees for audit services provided by E&Y totaled $308,000 during 2003. These fees include fees associated with the audit of our 2003 consolidated financial statements and reviews of our 2003 quarterly financial statements.
Audit Related Fees
      Fees for audit related services provided by E&Y totaled $25,000 during 2004. These fees include fees associated with the audit of our 401(k) Retirement Savings Plan and certain agreed upon procedures.
      Fees for audit related services provided by E&Y totaled $15,000 during 2003. These fees include fees associated with the audit of our 401(k) Retirement Savings Plan.
Tax Fees
      Fees for tax services provided by E&Y totaled $23,873 during 2004. These fees include fees associated with federal and state tax compliance and fees for various state tax-related audit assistance.
      Fees for tax services provided by E&Y totaled $82,570 during 2003. These fees include fees associated with federal and state tax compliance and fees for various state tax-related audit assistance.
All Other Fees
      Fees for our annual subscription to E&Y’s accounting research software totaled $1,500 in 2004.
      Fees for our annual subscription to E&Y’s accounting research software totaled $1,500 in 2003.
Audit Committee Policy for Pre-Approval of Independent Registered Public Accounting Firm Services
      The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. For pre-approval, the Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence. The Audit Committee’s charter delegates to its Chair the authority to address any requests for pre-approval of services between Audit Committee meetings, and the Chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent registered public accounting firm.
      None of the services related to the Audit-Related Fees, Tax Fees or All Other Fees described above was required to be approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

ADDITIONAL INFORMATION
Proposals for 2006 Meeting
      We anticipate that our 2006 meeting will be held during June 2006. Accordingly, any proposal of stockholders that is intended to be presented at our 2006 annual meeting of stockholders must be received at our principal executive offices no later than December 29, 2005 and must comply with all other applicable legal requirements in order to be included in our proxy statement and form of proxy for that meeting.
Compliance with Section 16(a) of the Securities Exchange Act
      Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than ten percent stockholders are required by law to furnish us copies of all Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms we have received and representations from certain reporting persons that they were not required to file Form 5s for specified fiscal years, we believe that our officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2004, except as noted herein.
      One late Form 4 was filed by William D. Eberle, a director, on August 25, 2004 to report the disposition of 3,060 shares of common stock on August 5, 2004. One late Form 4 was filed by Richard D. Wright, an officer and director, on March 15, 2004 to report the acquisition of 725 shares of common stock on January 12, 2005. One amended Form 4 was filed by William D. Eberle, a director, on March 22, 2005 to report the acquisition of 1,500 shares of common stock on June 16, 2004 which was previously reported as an acquisition of derivative securities. One amended Form 4 was filed by Burton C. Einspruch, a director, on April 26, 2005 to report the acquisition of 1,500 shares of common stock on June 16, 2004 which was previously reported as an acquisition of derivative securities. One amended Form 4 was filed by Michael E. Gallagher, a director, on April 26, 2005 to report the acquisition of 1,500 shares of common stock on June 16, 2004 which was previously reported as an acquisition of derivative securities. One amended Form 4 was filed by Carol R. Goldberg, a director, on April 26, 2005 to report the acquisition of 1,500 shares of common stock on June 16, 2004 which was previously reported as an acquisition of derivative securities. One amended Form 4 was filed by Richard M. Mastaler, a director, on April 26, 2005 to report the acquisition of 1,500 shares of common stock on June 16, 2004 which was previously reported as an acquisition of derivative securities. One amended Form 4 was filed by William D. Eberle, a director, on April 28, 2005 to appropriately report the number of securities beneficially owned after the disposition of 3,060 shares of common stock on August 5, 2004.
Stockholder Communications with our Board of Directors
      The Audit Committee and the non-employee directors have established procedures to enable anyone who has a concern about the Company’s conduct, accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Audit Committee or non-employee directors. Such communications may be confidential or anonymous, and may be emailed, submitted in writing addressed to the Corporate Secretary, America Service Group Inc., 105 Westpark Drive, Suite 200, Brentwood, Tennessee 37027, or reported by phone to a toll-free phone number that is published on the Company’s website at www.asgr.com. All such communications are promptly reviewed by the Company’s Chief Compliance Officer, and any concerns relating to accounting, internal accounting controls, auditing or officer conduct are sent immediately to the non-employee directors or the Audit Committee.
Annual Report
      A copy of our 2004 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2004, accompanies this proxy statement. Our Annual Report on Form 10-K is also available on the SEC’s website at www.sec.gov and our website at www.asgr.com. Additional copies of the printed 2004 Annual Report, including our Annual Report on Form 10-K, may be obtained by any stockholder, without charge, upon written request to the Corporate Secretary, America Service Group Inc., 105 Westpark Drive, Suite 200, Brentwood, Tennessee 37027.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR ALL OF THE DIRECTORS

Please
Mark Here
for Address
Change or
Comments ☐

SEE REVERSE SIDE

Please mark
your votes as
indicated in
this example ☒

1.	To elect seven directors to serve until the 2006 Annual Meeting of Stockholders: Nominees:	Please complete, date and sign this proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the annual meeting. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy.

	FOR	WITHHELD
FOR ALL
01 Michael Catalano	☐	☐
02 Richard D. Wright
03 Richard M. Mastaler
04 Michael E. Gallagher
05 Carol R. Goldberg
06 William D. Eberle
07 Burton C. Einspruch, M.D.

(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above)

Dated: ___________________________________________, 2005
Signature(s) of Stockholder(s)
Signature(s) of Stockholder(s)
Please sign exactly as your name or names appear hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

▲ FOLD AND DETACH HERE ▲

AMERICA SERVICE GROUP INC.

PROXY

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS ON JUNE 15, 2005

     The undersigned hereby appoints MICHAEL CATALANO and ANDREW L. SCHWARCZ and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of America Service Group Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Wednesday, June 15, 2005, at 10:00 a.m., local time, at the offices of America Service Group Inc., 105 Westpark Drive, Suite 200, Brentwood, Tennessee 37027, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

(Continued, and to be signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲